UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

BAILLIE GIFFORD FUNDS

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BAILLIE GIFFORD FUNDS

Baillie Gifford International Concentrated Growth Equities Fund

Baillie Gifford Long Term Global Growth Fund

Baillie Gifford U.S. Equity Growth Fund

April 7, 2026

URGENT: YOUR TIMELY RESPONSE IS CRITICAL

Dear Shareholder:

An important and time-sensitive matter pertaining to your investment in Baillie Gifford Funds requires your input. You recently received a Proxy Statement either via email or by mail, and our efforts to reach you by mail, email, and phone have been unsuccessful so far.

To secure your input, Broadridge Financial Solutions, Inc. has been engaged as our proxy solicitor. Please call them right away at their toll-free number, 1-866-689-3715, on any weekday between 9:00 a.m. and 10:00 p.m. Eastern Time.

It will take only a minute of your time to resolve this matter. We truly appreciate your investment.

Sincerely,

Baillie Gifford Funds

BGEND2026